Exhibit 3.2.64

The Commonwealth of Massachusetts

William Francis Galvin

Secretary of the Commonwealth

One Ashburton Place, Boston, Massachusetts 02108-1512

Articles of Amendment

(General Laws, Chapter 156D; Section 10.06; 950 CMR 113.33)

Exact name of corporation: Loews Cheri Cinemas, Inc.

Registered office address: c/o CSC, 84 State Street, Boston, MA 02110

          (number, street, city or town, zip code)

These articles of amendment affect article(s): II

                      (specify the number(s) of article(s) being amended (I-VI))

Adopted and approved on: July 28, 2004 by

            (month/day/year)

Check the appropriate box below:

☐	the incorporators.

☐	the board of directors without shareholder approval and shareholder approval was not required.

☒	the board of directors and the shareholders in the manner required by law and the articles of organization.

State the article number and the text of the amendment. If the amendment authorizes an exchange, or effects a reclassification or cancellation, of issued shares, state the provisions for implementing the action unless contained in the text of the amendment.

Article II

The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Laws of Massachusetts.

________

P.C.

To change the number of shares and the par value (if any)” of any type, or to designate a class or series, of stock, or change a designation of class or series of stock, which the corporation is authorized to issue, complete the following:

The total presently authorized is:

WITHOUT PAR VALUE		WITH PAR VALUE
TYPE	NUMBER OF SHARES	TYPE	NUMBER OF SHARES	PAR VALUE

Change the total authorized to:

WITHOUT PAR VALUE		WITH PAR VALUE
TYPE	NUMBER OF SHARES	TYPE	NUMBER OF SHARES	PAR VALUE

The foregoing amendment(s) will become effective when these Articles of Amendment are filed in accordance with General Laws, Chapter 156D, § 1.25 unless these articles specify, in accordance with the vote adopting the amendments a later effective date not more than ninety days after such filing, in which event the amendment will become effective on such later date.

Later effective date:

Signed By	/s/ Michael Politi
Michael Politi
Senior Vice President & Corporate Counsel

(Please check appropriate box)

☐	Chairman of the Board

☐	President

☒	Other Officer

☐	Court-appointed fiduciary

On this 28th day of July, 2004

The Commonwealth of Massachusetts

William Francis Galvin

Secretary of the Commonwealth

One Ashburton Place, Boston, Massachusetts 02108-1512

Articles of Amendment

(General Laws, Chapter 156D; Section 10.06; 950 CMR 113.33)

Exact name of corporation: Loews Cheri Cinemas, Inc.

Registered office address: c/o CSC, 84 State Street, Boston, MA 02110

          (number, street, city or town, zip code)

These articles of amendment affect article(s): II

                     (specify the number(s) of article(s) being amended (I-VI))

Adopted and approved on: July 28, 2004 by

          (month/day/year)

Check the appropriate box below:

☐	the incorporators.

☐	the board of directors without shareholder approval and shareholder approval was not required.

☒	the board of directors and the shareholders in the manner required by law and the articles of organization.

State the article number and the text of the amendment. If the amendment authorizes an exchange, or effects a reclassification or cancellation, of issued shares, state the provisions for implementing the action unless contained in the text of the amendment.

Article II

The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Laws of Massachusetts.

________

P.C.

To change the number of shares and the par value (if any)* of any type, or to designate a class or series, of stock, or change a designation of class or series of stock, which the corporation is authorized to issue, complete the following:

The total presently authorized is:

WITHOUT PAR VALUE		WITH PAR VALUE
TYPE	NUMBER OF SHARES	TYPE	NUMBER OF SHARES	PAR VALUE

Change the total authorized to:

WITHOUT PAR VALUE		WITH PAR VALUE
TYPE	NUMBER OF SHARES	TYPE	NUMBER OF SHARES	PAR VALUE

The foregoing amendment(s) will become effective when these Articles of Amendment are filed in accordance with General Laws, Chapter 156D, § 1.25 unless these articles specify, in accordance with the vote adopting the amendment a later effective date not more than ninety days after such filing, in which event the amendment will become effective on such later date.

Later effective date:	_________________________________________

Signed by	/s/ Michael Politi
Michael Politi Senior Vice President & Corporate Counsel

(Please check appropriate box)

☐	Chairman of the Board

☐	President

☒	Other Officer

☐	Court-appointed fiduciary

on this 28th day of July, 2004

The Commonwealth of Massachusetts

OFFICE OF THE MASSACHUSETTS SECRETARY OF STATE

MICHAEL JOSEPH CONNOLLY, Secretary

ONE ASHBURTON PLACE, BOSTON, MASS. 02108

ARTICLES OF ORGANIZATION

(Under G.L. Ch. 156B)

Incorporators

NAME	POST OFFICE ADDRESS

Include given name in full in case of natural persons, in case of a corporation, give state of incorporation.

Barbara R. Corbett	400 Plaza Drive, Secaucus, N.J. 07094

The above-named incorporators do hereby associate (themselves) with the intention of forming a corporation under the provisions of General Laws. Chapter 156B and hereby state(s):

1.	The name by which the corporation shall be known is:

Loews Cheri Cinemas, Inc.

2.	The purpose for which the corporatiion is formed is as follows:

See Rider attached

Note: If the space provided under any article or item on this form is insufficient, additions shall be set forth on separate 8 1/2 x 11 sheets of paper leaving a left hand margin of at least 1 inch for binding. Additions to more than one article may be continued on a single sheet so long as each article requiring each such addition is clearly indicated.

NOTE: ONCE DOCUMENT IS ACCEPTED AND FILED, CHANGES MUST BE BY AMENDMENT OR CERTIFICATE OF CHANGE ONLY

/s/ Illegible	/s/ Illegible		6
Examiner	Name Approved	C ☐ P ☐ M ☑ R.A. ☑	P.C.

3.	The total number of shares and the par value, if any, of each class of stock within the corporation is authorized as follows:

CLASS OF STOCK	WITHOUT PAR VALUE	WITH PAR VALUE
	NUMBER OF SHARES	NUMBER OF SHARES	PAR VALUE	AMOUNT
Preferred				$

Common		500			$1.00

*4.	If more than one class is authorized, a description of each of the different classes of stock with, if any, the preferences, voting powers, qualifications, special or relative rights or privileges as to each class thereof and any series now established:

none

*5.	The restrictions, if any, imposed by the Articles of Organization upon the transfer of shares of stock of any class are as follows:

None; however, shares of stock of the corporation may be subjected to restrictions on the transfer thereof under duly adopted by-law provision and/or under any agreement to which the corporation shall be a party.

*6.	Other lawful provisions, if any, for the conduct and regulation of business and affairs of the corporation, for its voluntary dissolution or for limiting, defining, or regulating the powers of the corporation, or of its directors or stockholders, or of any class of stockholders.

None

*	If there are no provisions state “None”.

To own, acquire, purchase, erect, equip, lease, operate, manage and conduct motion picture theatres, drive-in theatres, opera houses, public halls and theatres and places of amusement of every kind and description; to produce, manufacture, purchase, sell, lease, hire, exhibit and exploit performances and attractions of various kinds and natures, including moving pictures, vaudeville, dramatic, operatic, musical and dance performances, and intellectual and instructive entertainment; to manufacture, produce, purchase, own, sell, lease, hire, license, distribute, and otherwise dispose and to deal in and with moving picture machines, cameras, machinery, devices, appliances, and articles of all kinds used in photographic and motion picture arts, and plates, slides and films therefor, and materials, supplies, appliances, apparatus, machinery and other articles necessary and convenient for use in connection therewith; to acquire, own and dispose of costumes, scenery, properties, libraries, and other material and property for use in connection with the giving of operatic, dramatic, and motion picture entertainments, and performances of all kinds, to employ and act as agent and manager for singers, musicians, actors, performers of all kinds; to acquire, own and dispose of (including licensing thereof), plays, scenarios, photo-plays, news, songs, magazines, motion pictures, and pictures of all kinds, dramatic and musical, and motion picture productions of every kind; to acquire, own, maintain, operate, dispose of and deal with and in studios and other plants and equipment for or in connection with the production of motion pictures and productions of all kinds; to deal in amusement enterprises of every kind and description and generally to carry on the business of motion pictures and theatrical proprietors, managers, producers and caterers for and to public entertainment and amusements, as well as to do all things necessary and incident thereto.

To manufacture, buy, sell and generally deal in popcorn, candy, beverages, sandwiches, and food of all kinds and description, and goods, wares, merchandise, electronic amusement devices, pinball machines and personal property of every kind.

To purchase, lease or otherwise acquire, hold, improve, sell, lease, mortgage and generally deal in lands, buildings and interests herein.

To own, erect, buy, lease, acquire, hold, use or dispose of any and all stores, factories, machinery equipment and supplies of every nature and description necessary, useful or convenient in the manufacturing, producing, processing or marketing of the aforesaid articles and any other items or materials produced or dealt in by the corporation.

To buy, or otherwise acquire, hold, lease, sell, exchange, mortgage, pledge or otherwise dispose of any real estate or real property or personal property, rights, franchises or goodwill necessary to the foregoing; in general to carry on any related or incidental business in connection with the foregoing in all of the State, territories and dependencies of the United States and in foreign countries subject to the provisions of Part 4 of the T.M.C.L.A.

To indemnify any director or officer or former director or officer of the corporation, or any person who may have served at its request as a director or officer of another corporation in which it owns shares of capital stock or of which it is a creditor, against expenses actually and necessarily incurred by him in connection with the defense or any action, suit or proceeding in which he is made a party by reason of being or having been such director or officer, except in relation to matters as to which he shall be adjudged in such action, suit or proceeding to be liable for negligence or misconduct in performance of duty, but such indemnification shall not be deemed exclusive of any other rights to which such director or officer may be entitled, under any by-law, agreement, vote of shareholders, or otherwise.

7.	By laws of the corporation have been duly adopted and the initial directors, president, treasurer and clerk, whose names are set out below, have been duly elected.

8.	The effective date of organization of the corporation shall be the date of filing with the Secretary of the Commonwealth or if later date is desired, specify date. (not more than 30 days after the date of filing.)

9.	The following information shall not for any purpose be treated as a permanent part of the Articles of Organization of the corporation.

a.	The post office address of the initial principal office of the corporation of Massachusetts is:

400 Plaza Drive, Secaucus, New Jersey 07094

b.	The name, residence, and post office address of each of the initial directors and following officers of the corporation are as follows:

	NAME	RESIDENCE	POST OFFICE ADDRESS.
President:	Bernard Myerson Berkery Place, Alpine, New Jersey

Treasurer:	Frank M. Michaels, 14 Kennedy Court, Middletown, N.J. 07748

Clerk:	Seymour H. Smith, 140-10 84th Drive, Jamaica, New York

Directors:	Bernard Myerson, Berkery Place, Alpine, New Jersey Seymour H. Smith, 140-1- 84th Drive, Jamaica, N.Y.

c.	The date initially adopted on which the corporation’s fiscal year ends is:

February 28

d.	The date initially fixed in the by laws for the annual meeting of stockholders of the corporation is:

First Tuesday in March

e.	The name and business address of the resident agent, if any, of the corporation is:

The Prentice-Hall Corporation System, Inc.

84 State Street, ______, Massachusetts 02106

IN WITNESS WHEREOF and under the penalties of perjury the INCORPORATOR(S) sign(s) these Articles of Organization this 9th day of June 1989.

/s/ Barbara R. Corbett
BARBARA R. CORBETT

The signature of each incorporator which is not a natural person must be an individual who shall show the capacity in which he acts and by signing shall represent under the penalties of perjury that he is duly authorized on its behalf to sign these Articles of Organization.

FEDERAL IDENTIFICATION NO. 22-2995955

The Commonwealth of Massachusetts

William Francis Galvin

Secretary of the Commonwealth

One Ashburton Place, Boston, Massachusetts 02108-1512

ARTICLES OF AMENDMENT

(General Laws, Chapter 156B, Section 72)

We, Bryan Berndt , Vice President, and John C. McBride, Jr, Assistant Clerk

of Loews Cheri Cinemas, Inc.,

(Exact name of corporation)

located at 50 Dalton Street, Boston, MA 02115

                 (Street address of corporation in Massachusetts)

certify that these Articles of Amendment affecting articles numbered:

Four

(Number those articles 1, 2, 3, 4, 5 and/or 6 being amended)

_______*________ shares of _______________ *_______________ of _____________ *______________ shares outstanding,

(type, class & series, if any)

________________ shares of ________________________________ of _______________ shares outstanding, and

(type, class & series, if any)

________________ shares of ________________________________ of ___________________ shares outstanding,

(type, class & series, if any)

* In accordance with Chapter 156B, Section 73 of Massachusetts General Law, this Amendment to the Articles of Incorporation was made pursuant to a provision contained in an order of the United States Bankruptcy Court for the Southern District of New York having jurisdiction of a proceeding for the reorganization of this corporation in the matter of In re Loews Cineplex Entertainment Corporation et. al., case number 01-40398, confirmed and approved on March 1, 2002.

Note: If the space provided under any article or item on this form is insufficient, additions shall be set forth on one side only of separate 8 1/2 x 11 sheets of paper with a left margin of at least 1 inch. Additions to more than one article may be made on a single sheet so long as each article requiring each addition is clearly indicated.

/s/ Illegible	/s/ Illegible		4
Examiner	Name Approved	C ☐ P ☐ M ☐ R.A. ☐	P.C.

To change the number of shares and the par value (if any) of any type, class or series of stock which the corporation is authorized to issue, fill in the following:

The total presently authorized is:

WITHOUT PAR VALUE STOCKS		WITH PAR VALUE STOCKS
TYPE	NUMBER OF SHARES	TYPE	NUMBER OF SHARES	PAR VALUE
Common:		Common:

Preferred:		Preferred:

Change the total authorized to:

WITHOUT PAR VALUE STOCKS		WITH PAR VALUE STOCKS
TYPE	NUMBER OF SHARES	TYPE	NUMBER OF SHARES	PAR VALUE
Common:		Common:

Preferred:		Preferred:

Article Four of the Articles of Incorporation is hereby amended by adding the following sentence:

“In accordance with Section 1123(a)(6) of the Bankruptcy Code, the Corporation shall not issue non-voting equity securities prior to March 21, 2003.”

The foregoing amendment(s) will become effective when these Articles of Amendment are filed in accordance with General Laws, Chapter 156B, Section 6 unless these articles specify, in accordance with the vote adopting the amendment, a later effective date not more than thirty days after such filing, in which event the amendment will become effective on such later date.

Later effective date: ____________________________.

SIGNED UNDER THE PENALTIES OF PERJURY, this 21st day of March, 2002.

/s/ Illegible, Vice President,

/s/ Illegible, Assistant Clerk

*	Delete the inapplicable words.